Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
      PCAOB REGISTERED


August 6, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   Cape Cod Aquaculture

Dear Sirs:

We were previously the principal auditors for Cape Cod Aquaculture and we reported on the financial statements of Cape Cod Aquaculture for the period from inception, January 30, 2008 to April 30, 2009. We have read Cape Cod Aquaculture's statements under Item 4 of its Form 8-K, dated August 6, 2009, and we agree with such statements.

For the most recent fiscal period through to July 30, 2009, there have been no disagreements between Cape Cod Aquaculture and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates, Chartered
    Las Vegas, Nevada


            6490 West Desert Inn Road, Las Vegas, NV 89146
                  (702) 253-7499 Fax (702) 253-7501

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